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                             TOLL BROTHERS, INC.
                   STOCK OPTION AND INCENTIVE STOCK PLAN
                                  (1995)

     1.  Purpose.  The Toll Brothers, Inc. Stock Option and Incentive
Stock Plan (the "Plan") is intended as an additional incentive to employees and non-employee members of the Board of Directors (together the "Optionees") to enter into or remain in the employ of Toll Brothers, Inc., a Delaware corporation (the "Company") or any Affiliate (as defined below), or serve on the Board of Directors of the Company (the "Board of Directors") or of any Affiliate, and to devote themselves to the Company's success by providing them with an opportunity to acquire or increase their proprietary interest in the Company (a) through receipt of rights (the "Options") to acquire the Company's Common Stock, par value $0.01 per share (the "Common Stock") and (b) through incentive stock awards involving the transfer or issuance of Common Stock subject to conditions of forfeiture (the "Awards"). Each Option granted under the Plan to an employee of the Company or an Affiliate is intended to be an incentive stock option ("ISO") within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), for federal income tax purposes, except to the extent (i) any such ISO grant would exceed the limitation of subsection 6(a), (ii) any Option is specifically designated at the time of grant (the "Grant Date") as not being an ISO ("Non-Qualified Stock Option"), and (iii) any Option is granted under Section 8. No Option granted to a person who is not an employee of the Company or any Affiliate on the Grant Date shall be an ISO.

         For purposes of the Plan, the term "Affiliate" shall mean a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of section 424(e) or (f) of the Code.

     2. Administration. The Plan shall be administered by the Board of Directors of the Company, without participation by any director on any matter pertaining to him. However, the Board of Directors may designate a Stock Option Committee composed of two or more of its members to operate and administer the Plan in its stead, provided, however, that the Performance Based Compensation Committee for the Toll Brothers, Inc. Stock Option and Incentive Stock Plan (1995) (as hereinafter described) shall administer Options granted to Executive Officers. The Stock Option Committee, the Performance Based Compensation Committee for the Toll Brothers, Inc. Stock Option Plan (1995) with respect to Options granted under Section 8 and the Board of Directors in its administrative capacity with respect to the Plan is referred to herein as the "Committee". Notwithstanding anything in this
Section 2 to the contrary, in the case of Executive Officers (as hereinafter defined in this Section 2) who are granted Options in accordance with the provisions of Section 8, the Executive Officers to whom such Options will be granted, the timing of grants of such Options, the Option Price (as defined in subsection 6(b)) of such Options and the number of Option Shares (as defined in Section 4) included in such Options shall be as specifically set forth in
Section 8. For all purposes of this Plan the term "Executive Officer" means Robert I. Toll, chief executive officer of the Company, and Bruce E. Toll, chief operating officer and secretary of the Company, so long as they continue in the employ of the Company in those positions.

         The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

         Except with respect to Options which may be granted to Executive Officers (as defined in Section 8) under Section 8, the Committee shall from time to time at its discretion direct the Company to grant Options and Awards pursuant to the provisions of the Plan. The Committee shall have plenary authority to determine the Optionees to whom and the times at which Options and Awards shall be granted, the number of Option Shares (as defined in Section 4) or Awards to be granted and the price and other terms and conditions thereof, including a specification with respect to whether an Option is intended to be an ISO subject, however, to the express provisions of the Plan. In making such determinations, the Committee may take into account the nature of the Optionee's services and responsibilities, the Optionee's present and potential contribution to the Company's success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provision of the Plan or of any Option or Award granted under it shall be final, binding and conclusive.

         No member of the Board of Directors or the Committee shall be personally liable for any action or determination made in good faith with respect to the Plan or any Option or Award granted under it. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power and discretion given to him under the Plan, except those resulting from (i) any breach of such member's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the State of Delaware, as amended, and (iv) any transaction from which the member derived an improper personal benefit.

         In addition to such other rights of indemnification as he may have as a member of the Board of Directors or the Committee, and with respect to administration of the Plan and the granting of Options and Awards under it, each member of the Board of Directors and of the Committee shall be entitled without further act on his part to indemnity from the Company for all expenses (including the amount of any judgment and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options or Awards under it in which he may be involved by reason of his being or having been a member of the Board of Directors or the Committee, whether or not he continues to be such member of the Board of Directors or the Committee at the time of the incurring of such expenses; provided, however, that such indemnity shall not include any expenses incurred by such member of the Board of Directors or the
Committee: (i) in respect of matters as to which he shall be finally adjudged in such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duties as a member of the Board of Directors or the Committee; or (ii) in respect of any matter in which any settlement is effected to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or accessible by any such member of the Board of Directors or the Committee unless within five days after institution of any such action, suit or proceeding he shall have offered the Company in writing the opportunity to handle and defend such action, suit or proceeding at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board of Directors or the Committee and shall be in addition to all other rights to which such member of the Board of Directors or the Committee would be entitled as a matter of law, contract or otherwise.

    Notwithstanding anything to the contrary contained herein, the Plan shall be administered with respect to Options which may be granted to Executive Officers by the Performance Based Compensation Committee for the Toll Brothers, Inc. Stock Option Plan (1995), which committee shall consist of such members of the Board of Directors as may be designated by the Board of Directors from time to time. It is intended that such committee shall consist of two or more "outside directors" as that term is used in Section 162(m)(4)(C)(i) of the Code.

     3.  Eligibility.  All employees of the Company or its Affiliates
(who may also be directors of the Company or its Affiliates) shall be eligible to receive ISOs hereunder. All Optionees shall be eligible to receive Options and Awards hereunder; provided, however, that only an Executive Officer is eligible to be granted an Option under Section 8 and provided further that no Executive Officer shall be eligible to receive an Award. The Committee, in its sole discretion, shall determine whether an individual qualifies as an employee or an Optionee. An Optionee may receive more than one Option or Award, but only on the terms and subject to the restrictions of the Plan.

     4. Shares Under the Plan. The number of shares of Common Stock available for granting Options and Awards under the Plan in the calendar year the Plan is adopted shall be two million (2,000,000), subject to adjustment as provided in Section 9. The number of shares of Common Stock available for granting Options and Awards under the Plan for each calendar following the calendar year the Plan is adopted shall be equal to the sum of (i) the number of shares of Common Stock available for granting Options and Awards in the immediately preceding calendar year reduced by the number of shares of Common Stock with respect to which Options and Awards were granted in such calendar year and (ii) two percent (2%) of the outstanding shares of Common Stock (including treasury shares) as of the first day of such calendar year; provided, however that no more than two million five hundred thousand (2,500,000) shares of Common Stock shall be available for granting Options and Awards under the Plan in any single calendar year. In no event, however, shall more than 2,500,000 shares of Common Stock (subject to adjustment as provided in Section 9) be cumulatively available for the granting of ISO's under the Plan. If any shares subject to any Option ("Option Shares") or shares subject to an Award granted hereunder ("Award Shares") are forfeited or such Option otherwise terminates without the issuance of such shares, the shares subject to such Option or Award, to the extent of any such forfeiture or termination, shall again be available for the grant of Options and Awards under the Plan. Option Shares and Awards shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If any outstanding Option granted under the Plan expires, lapses or is terminated for any reason, or if the shares of Common Stock that has been transferred pursuant to an Award under the Plan are forfeited for any reason, the Option Shares allocable to the unexercised portion of such Option and the forfeited shares of Common Stock may again be the subject of an Option or Award granted pursuant to the Plan. Notwithstanding anything to the contrary otherwise contained in the Plan, no employee shall be granted more than 1,000,000 Option Shares during any calendar year.

     5.  Term of Plan.  The Plan is adopted effective as of January
31, 1995, the date on which it is adopted by the Board of Directors; provided, however that the Plan is approved by vote of a majority of the outstanding voting stock of the Company on or before January 31, 1996. No Option or Award may be granted under the Plan after January 31, 2005

     6. Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by written documents (the "Option Documents") in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require which are not inconsistent with the terms of the Plan. However, the provisions of this Section 6 shall not apply for Options granted to Executive Officers under Section 8 except as otherwise provided for in
Section 8.

         (a) Number of Option Shares. Each Option Document shall state the number of Option Shares to which it pertains. In no event shall the aggregate fair market value of the Option Shares (determined at the time the ISO is granted) with respect to which an ISO is exercisable for the first time by the Optionee during any calendar year (under all incentive stock option plans of the Company or its Affiliates) exceed $100,000. No director may receive Options under the Plan for more than 450,000 Option Shares in the aggregate, adjusted as provided in Section 9, other than Option Shares issued under Options granted to Executive Officers under Section 8.

         (b) Option Price. Each Option Document shall state the price at which Option Shares may be purchased (the "Option Price"), which shall be at least 100% of the fair market value of the Common Stock on the date the Option is granted as determined by the Committee; provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the fair market value of the Option Shares on the date the Option is granted. If the Common Stock is traded in a public market, then the fair market value per share shall be, if the Common Stock is listed on a national securities exchange or included in the NASDAQ National Market System, the last reported sale price thereof on the relevant date, or, if the Common Stock is not so listed or included, the mean between the last reported "bid" and "asked" prices thereof on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines.

         (c)  Medium of Payment.  An Optionee shall pay for Option
Shares: (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of the Common Stock held by the Optionee for more than one year. If payment is made in whole or in part in shares of the Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing shares of Common Stock legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a fair market value on the date of delivery of such notice that is not greater than the Option Price of the Option Shares with respect to which such Option is to be exercised, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Option Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent the Option Shares in respect of which payment is made, and such excess number of shares. Notwithstanding the foregoing, the Board of Directors, in its sole discretion, may refuse to accept shares of Common Stock in payment of the Option Price. In that event, any certificates representing shares of Common Stock which were delivered to the Company shall be returned to the Optionee with notice of the refusal of the Board of Directors to accept such shares in payment of the Option Price. The Board of Directors may impose such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate, subject to the provisions of the Plan.

         (d) Termination of Options. No Option shall be exercisable after the first to occur of the following:

              (i) Expiration of the Option term specified in the Option Document, which for an ISO shall not exceed (A) ten years from the Grant Date or (B) five years from the Grant Date if the Optionee on the date of grant owns, directly or by attribution under section 424(d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of an Affiliate and for any other Option shall not exceed ten years and one day from the date of grant;

             (ii) Expiration of three months (or such shorter period as the Committee may select) from the date the Optionee's employment or service with the Company or its Affiliates terminates for any reason other than: (a) disability (within the meaning of section 22(e)(3) of the Code) or death or (b) circumstances described by paragraph (d)(vi), below;

            (iii) Expiration of one year from the date the Optionee's employment with the Company or its Affiliates terminates by reason of the Optionee's disability (within the meaning of section 22(e)(3) of the Code) or death;

             (iv) The date, if any, set by the Committee under terms specified in an Option Document to be an accelerated expiration date in the event of a "Change in Control" (as defined in subsection 6(f) below) provided an Optionee who holds an Option is given written notice at least 30 days before the date so fixed.

                  (v)   The date set by the Committee to be an
accelerated expiration date after a finding by the Committee that a change in the financial accounting treatment for Options from that in effect on the date the Plan was adopted adversely affects or, in the determination of the Committee, may adversely affect in the foreseeable future, the Company, provided the Committee may take whatever other action, including acceleration of any exercise provisions, it deems necessary should it make the determination referred to hereinabove.

             (vi)  A finding by the Committee, after full
consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has breached his employment or service contract with the Company or an Affiliate, or has been engaged in any sort of disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or service or has disclosed trade secrets of the Company or an Affiliate. In such event, in addition to immediate termination of the Option, the Optionee, upon a determination by the Committee, shall automatically forfeit all Option Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price.

    Notwithstanding the foregoing, except as may be specifically provided in an Option Document at the discretion of the Committee, no Option shall be exercisable after the termination of an Optionee's service or employment with the Company or any of its Affiliates except to the extent such Option was exercisable on the date of such termination of service or employment. The Committee may extend the period during which an Option may be exercised to a date no later than the date of the expiration of the Option term specified in the Option Documents.

         (e) Executive Officer Limitations. An Executive Officer who ceases to be an Executive Officer shall not (A) be granted any additional Options under Section 8 unless all events establishing the former Executive Officer's entitlement to one or more Options, other than the grant itself, occur prior to his ceasing to be an Executive Officer nor (B) be permitted to exercise his Option or Options solely with respect to Option Shares granted pursuant to subsection 8(a)(i) which were not exercisable by the former Executive Officer when he ceased to be an Executive Officer.
         (f)  Change of Control.  In the event of a Change of Control
(as defined below), the Committee may take whatever action with respect to the Options outstanding that it deems necessary or desirable, including, without limitation, accelerating the expiration or termination date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionees. In addition to the foregoing, in the event of a Change of Control, Options granted pursuant to the Plan shall become immediately exercisable in full. A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, or (iii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Common Stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders' ownership of Common Stock immediately before the merger or consolidation, or (iv) the date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended), (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) any person who, on the date the Plan is effective, shall have been the beneficial owner of at least twenty percent (20%) of the outstanding Common Stock), shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Common Stock, or (v) the first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than twenty-four (24) months, unless the nomination for election of each new director who was not a director at the beginning of such twenty-four (24) month period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

         (g) Transfers. No Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution.
During the lifetime of the person to whom an Option is granted, such Option may be exercised only by him. Notwithstanding the foregoing a NSO may be transferred pursuant to the terms of a "qualified domestic relations order," within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

         (h) Other Provisions. The Option Documents shall contain such other provisions, subject to the provisions of Section 8 including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

         (i) Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend Option Documents issued to an Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee except that the consent of the Optionee shall not be required for any amendment made under subsection 6(f).

     7. Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Option Shares to be purchased. Each such notice shall specify the number of Option Shares to be purchased and shall (unless the Option Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933 (the "Act")), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (a) such Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) the Optionee has been advised and understands that (i) the Option Shares may not have been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Option Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the above, should the Company be advised by counsel that issuance of shares should be delayed pending (A) registration under federal or state securities laws (B) the receipt of an opinion that an appropriate exemption therefrom is available, (C) the listing or inclusion of the shares on any securities exchange or in an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Option Shares, the Company may defer exercise of any Option granted hereunder until event A, B, C, or D has occurred. No Option granted pursuant to Section 8 may be exercised until one year has elapsed from the Grant Date.

     8.  Grants to Executive Officers.  Options granted to an
Executive Officer (as defined above) pursuant to the Plan shall be granted, without further action by the Committee, only in accordance with the terms set forth in this Section 8, shall be evidenced by Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with terms of the Plan. Each Option granted under this Section 8 shall be a NSO and shall have an Option Price equal to 100% of the fair market value (as defined in subsection 6(b)) of the Common Stock on the Grant Date.

         (a)  Option Grants.
              (i) Each Executive Officer shall be granted an Option to purchase fifty thousand (50,000) shares of Common Stock effective on November 1, 1996 and on each of the following two successive November firsts thereafter.
              (ii) For each Fiscal Year (as defined below) during the period commencing November 1, 1995 and ending October 31, 1998 in which the Pre-Tax Return on Equity Ratio (as defined below) is at least twenty percent (20%) each Executive Officer shall be granted an Option, sixty (60) days after the end of such Fiscal Year (or if the Company's net income before income taxes and extraordinary items has not at that time been determined by its independent auditors, then 10 days after the Company announces its net income before income taxes and extraordinary items for such Fiscal Year), to purchase
(A) thirty thousand (30,000) shares of Common Stock plus (B) one thousand two hundred fifty (1,250) shares of Common Stock for each additional one percent (1%) by which the Pre-Tax Return on Equity Ratio exceeds twenty percent (20%) (but no more than an aggregate of 75,000 Option Shares in any Fiscal Year). The Pre-Tax Return on Equity Ratio is equal to the percentage of Stockholders' Equity (as defined below) as of the beginning of the applicable Fiscal Year represented by the Company's net income before income taxes and extraordinary items for such Fiscal Year.
             (iii) Each Executive Officer shall be granted an Option to purchase one hundred thousand (100,000) shares of Common Stock for the three Fiscal Year period commencing November 1, 1994 and ending October 31, 1997 if the After-Tax Return on Equity (as defined below) is equal to at least forty-five percent (45%) for such three year period. Each Executive Officer shall also be granted an Option for an additional two thousand five hundred (2,500) Option Shares for each one percent (1%) by which the After-Tax Return on Equity exceeds forty-five percent (45%) for such three year period (but no more than an aggregate of 100,000 additional Option Shares for such three Fiscal Year period). Options to be granted under this Section shall be granted sixty (60) days after the end of the three year period (or if the Company's net income after income taxes has not at that time been determined by its independent auditors, then 10 days after the Company announces its net income after income taxes for the last Fiscal Year of the three year period). For purposes of this subsection, the After-Tax Return on Equity is equal to the percentage of Stockholders' Equity, as of October 31, 1994, represented by the sum of the Company's after-tax net income (or loss) for each Fiscal Year in the three Fiscal Year period beginning November 1, 1994 and ending October 31, 1997.
              (iv) Each Executive Officer shall be granted an Option to purchase thirty thousand (30,000) shares of Common Stock at the end of each two year period commencing on each of March 1, 1995, March 1, 1996, and March 1, 1997 in which the Increase on Common Stock Value (as defined below) is at least forty percent (40%). The Executive Officer shall also be granted an Option for an additional one thousand two hundred fifty (1,250) shares of Common Stock for each one percent (1%) by which the Increase on Common Stock Value exceeds forty percent (40%) for such two year period, (but no more than an aggregate of 100,000 Option Shares in respect of any such two year period). Options to be granted under this Section shall be granted ten (10) Business Days (as defined below) after the end of the applicable two year period. The Increase on Common Stock Value is equal to the percentage of the fair market value (as defined in subsection 6(b)) of the Common Stock at the beginning of the applicable period represented by the difference between the fair market value at the end of the period and the fair market value at the beginning of the period.
              (v) Each Option granted to an Executive Officer under this Section 8 shall be exercisable immediately, except for Options granted under Section 8(a)(i), which shall first become exercisable one year after the date of grant of such Option.

         If an Option under subsection 8(a) would be granted on a date that is not a Business Day, such Option shall be granted on the first Business Day preceding such date.

         (b)  Definitions.
         For purposes of this Section 8, the following terms are defined as follows:
                (i) "Business Day" means a day other than any day on which a bank in the Commonwealth of Pennsylvania is or is permitted to be closed.
               (ii) "Fiscal Year" means the twelve month period beginning November 1 and ending October 31 or such other period designated by the Company as the fiscal year of the Company.
              (iii)  "Stockholders' Equity" means, for any Fiscal
Year of the Company, the total of the preferred stock, Common Stock, additional paid in capital, retained earnings, less any treasury stock, as shown on the balance sheet of the Company and its consolidated affiliates certified by its independent certified public accountants for such Fiscal Year.
         For purposes of subsection 8(a), the amount of net income, income taxes, extraordinary items, Stockholders' Equity, and net income after taxes are to be determined on a consolidated basis consistent with such amount as reported on the audited financial statements prepared by the Company.

              (c) Applicability of Certain Provisions of Section 6 to Options Granted Pursuant to Section 8. The provisions of Section 6 shall be applicable subject to the provisions of this Section 8 to Options granted pursuant to this Section 8 (provided that with respect to such sections no Option granted pursuant to this Section 8 shall be an ISO).

              (d) Re-allocation of Option Shares under Non-exercisable Options. Options that would have been granted but for the limitations on Option Shares available under the Plan for Options granted under Section 8(a) shall be granted to the extent there are sufficient Option Shares available as a result of Options which cannot be exercised pursuant to subsection 6(e)(B).

     9. Adjustments on Changes in Common Stock. The aggregate number of shares of Common Stock as to which Options or Awards may be granted hereunder, the number of Option Shares covered by each outstanding Option and the Option Price per Option Share shall be appropriately adjusted in the event of a stock dividend, stock split or other increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of the Common Stock or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section and any such determination by the Committee shall be final, binding and conclusive; provided, however, that no adjustment shall be made which will cause an ISO to lose its status as such.

     10. Amendment of the Plan. The Board of Directors may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors may not, without obtaining approval by vote of a majority of the outstanding voting stock of the Company, within twelve months before or after such action, change the class of individuals eligible to receive an ISO, extend the expiration date of the Plan, decrease the minimum Option Price of an ISO granted under the Plan or increase the maximum number of shares as to which Options may be granted. In addition, the provisions of
Section 8 that determine (i) which Executive Officers shall be granted Options pursuant to Section 8; (ii) the number of Option Shares subject to Options granted pursuant to Section 8; (iii) the Option Price of Option Shares subject to Options granted pursuant to Section 8; and (iv) the timing of grants of Options pursuant to Section 8 shall not be amended more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, if applicable.

    11. Continued Employment. The grant of an Option or an Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreements express or implied, on the part of the Company or any Affiliate to retain the Optionee in the employ of the Company or an Affiliate, as a member of the Board of Directors or in any other capacity, whichever the case may be.

    12. Withholding of Taxes. Whenever the Company proposes or is required to issue or transfer Option Shares pursuant to the terms of an Option or Award Shares pursuant to an Award, the Company shall have the right to (i) require the recipient or transferor to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Option Shares or Award Shares or (ii) take whatever action it deems necessary to protect its interests. The Company's obligation to make any delivery or transfer of Option Shares or Award Shares shall be conditioned on the recipient's compliance, to the Company's satisfaction, with any withholding requirement. The Committee may establish requirements and procedures with respect to the Company's withholding of Option Shares or Award Shares to satisfy any federal, state and/or local withholding tax requirements which arise in connection with the transfer of Option Shares or Award Shares, as the Committee deems appropriate.

    13. Terms and Conditions of Awards. Awards granted pursuant to the Plan shall be evidenced by written Award agreements (the "Award Agreements") in such form as the Committee shall from time to time approve, which Award Agreements shall comply with and be subject to the provisions contained in the Plan and subject to such conditions and restrictions (including conditions which may result in a forfeiture) as the Committee shall from time to time require which are not inconsistent with the terms of the Plan. The Award may provide for the lapse of restrictions on transfer and forfeiture conditions in installments. The Committee may, in its sole discretion, shorten or waive any condition or restiction with respect to all or any portion of any Award. Notwithstanding the foregoing, all restrictions and conditions shall lapse or terminate with respect to shares of Common Stock subject to an Award upon the death or disability (within the meaning of section 22(e)(3) of the Code) of the recipient of the Award (the "Awardee").

         (a) Number of Shares. Each Award Agreement shall state the number of shares of Common Stock to which it pertains.

         (b) Purchase Price. Each Award Agreement shall specify the purchase price, if any, which applies to the Award. If the Committee specifies a purchase price, the Awardee shall be required to make payment on or before the date specified in the Award Agreement. An Awardee shall pay for such shares of Common Stock (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve.

         (c) Transfer of Shares. In the case of an Award which provides for a transfer of shares of Common Stock without any payment by the Awardee, the transfer shall take place on the date specified in the Award Agreement. In the case of an Award which provides for a payment, the transfer shall take place on the date the initial payment is delivered to the Company, unless the Committee or the Award Agreement otherwise specifies. Stock certificates evidencing shares of Common Stock transferred pursuant to an Award shall be issued in the sole name of the Awardee. Notwithstanding the foregoing, as a precondition to a transfer, the Company may require an acknowledgment by the Awardee as required with respect to Options under
Section 7 and may further require that the Awardee satisfy any of the Company's withholding obligations attributable to any federal, state or local law as a result of such transfer.

         (d) Forfeiture Conditions. The Committee may specify in an Award Agreement any conditions under which the Awardee shall be required to convey to the Company the shares of Common Stock covered by the Award. Upon the occurrence of any such specified condition, the Awardee shall forthwith surrender and deliver to the Company the certificates evidencing such shares as well as completely executed instruments of conveyance. The Committee, in its discretion, may provide that certificates for shares of Common Stock transferred pursuant to an Award be held in escrow by the Company's Treasurer or an appropriate officer of the Company, together with an undated stock power executed by the Awardee, until such time as each and every condition that may result in a forfeiture has lapsed, and that the Awardee be required, as a condition of the transfer, to deliver to such escrow agent stock powers covering the transferred shares of Common Stock duly endorsed by the Awardee. Stock certificates evidencing shares of Common Stock subject to forfeiture shall bear a legend to the effect that the Common Stock evidenced thereby is subject to repurchase or conveyance to the Company in accordance with an Award made under the Plan and that the shares of Common Stock may not be sold or otherwise transferred.

         (e) Lapse of Conditions. Upon termination or lapse of each and every forfeiture condition, the Company shall cause certificates without the legend referring to the Company's repurchase right (but with any other legends that may be appropriate, including legends indicating the restrictions that have been established by the terms of the Award) evidencing the shares of Common Stock covered by the Award to be issued to the Awardee upon the Awardee's surrender of the legended certificates held by him to the Company.

         (f) Rights as Stockholder. Upon payment of the purchase price, if any, for shares of Common Stock covered by an Award and compliance with the acknowledgment requirement of subsection 13(c), the Awardee shall have all of the rights of a stockholder with respect to the shares of Common Stock covered thereby, including the right to vote such shares and receive all dividends and other distributions paid or made with respect thereto, except to the extent otherwise provided by the Committee or in the Award Agreement.

         (g) Lapse of Restrictions. Upon the expiration or termination of the restrictions applicable under the terms of an Award, and the satisfaction of any other conditions set forth in an Award Agreement by the Committee as permitted under the Plan, the restrictions applicable to the shares of Common Stock granted pursuant to an Award shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law or pursuant to any shareholders agreement then in effect, to the Awardee or the beneficiary or estate of the Awardee, as the case may be. The Company shall not, however, be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the fair market value (determined as of the date the restrictions lapse) of such fractional share to the Awardee or the Awardee's beneficiary or estate, as the case may be.

         (h) Section 83(b) Elections. An Awardee who files an election with the Internal Revenue Service to include the fair market value of any shares of Common Stock granted pursuant to an Award in gross income while they are still subject to restrictions shall promptly furnish the Company with a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Company to claim an income tax deduction with respect to such election.

         (i) Forfeiture for Breach of Duty to Company. Upon a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Awardee, that the Awardee has breached his or her employment or service contract with the Company or an Affiliate, or has been engaged in disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate, Awardee shall automatically forfeit all shares of Common Stock granted pursuant to an Award for which (1) the Company has not yet delivered the share certificates to the Awardee or (ii) any restrictions applicable to such shares have not lapsed. Notwithstanding anything herein to the contrary, the Company may withhold delivery of certificates for shares of Common Stock granted pursuant to an Award pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture.

         (j) Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend Awards issued to an Awardee, subject to the Awardee's consent if such amendment is not favorable to the Awardee, except that the consent of the Awardee shall not be required for any amendment made pursuant to Section 10 of the Plan.

         (k) Change of Control. In the event of a Change of Control (as defined in Section 6(f) above), the Committee may take whatever action with respect to Awards that have been granted under the Plan that it deems necessary or desirable. In addition to the foregoing, in the event of a Change of Control, the restrictions applicable to shares of Common Stock issued pursuant to Awards under the Plan shall lapse.

    14. Interpretation. The Plan is intended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Securities Exchange Act of 1934, as amended) to satisfy the conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended; any provision of the Plan which would cause a conflict with such conditions shall be deemed null and void to the extent permitted by applicable law and in the discretion of the Board of Directors.

    15.  Effective Date.  The Plan shall be effective as of January
31, 1995.